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                                                                    EXHIBIT 7(j)


ADDITIONAL LIST OF REINSURANCE CONTRACTS


                                                EFFECTIVE
                 TITLE                             DATE                 REINSURER
                 -----                          ---------               ---------

Automatic Reins Agreement #2728                   1/1/99      Employers Re (formerly Phoenix)

Automatic Reins Agreement #226-101                1/1/93      General & Cologne Life Re
a) Includes Opts Premier as of 1/1/99

Automatic Yearly Renewable Term                   1/1/99      General & Cologne Life Re
Reins Agreement #226-103

Automatic Yearly Renewable Term                  10/1/01      General & Cologne Life Re
Reins Agreement #226-105

Automatic Yearly Renewable Term                  10/1/01      General & Cologne Life Re
Reins Agreement #226-106

Automatic YRT Agreement #1748-0-0                 1/1/93      RGA Reinsurance
a) Includes Opts Premier as of 1/1/99

Automatic & Facultative Risk Premium              1/1/99      RGA Reinsurance
Reins Agreement #3305-00-00

Auto & Fac YRT Reins Agreement #8145-00           8/1/01      RGA Reinsurance

YRT Agreement #5920-5                            10/1/01      TransAmerica Occidental Life Ins Co

YRT Agreement #5920-6                            10/1/01      TransAmerica Occidental Life Ins Co

Automatic YRT Reins Agreement #2351               1/1/99      Munich (formerly CNA)
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